                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 2, 2001, except as to Note 21, which is as of November 14, 2001, relating to the financial statements and financial statement schedule of Weight Watchers International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
November 14, 2001